UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

Bill.com Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39149	83-2661725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100 San Jose, California	95002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 621-7700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2022, the Board of Directors (the “Board”) of Bill.com Holdings, Inc. (the “Company”) appointed Tina Reich, 45, to serve as a director of the Company, effective as of June 30, 2022. Ms. Reich will serve as a Class I director, whose term will expire at the Company’s 2023 annual meeting of stockholders and until Ms. Reich’s successor shall have been duly elected and qualified, or until Ms. Reich’s earlier death, resignation, disqualification, or removal. Upon her appointment, Ms. Reich will also serve as a member of the Audit Committee and the Risk and Compliance Committee of the Board.

Ms. Reich currently serves as Head of Credit and Risk at Theorem Partners LLC, a financial technology and investment firm, where she has worked since May 2022. Prior to Theorem, Ms. Reich served as Senior Vice President and Chief Credit Officer of the Global Business Financing, Payments and Digital Experiences group of American Express Company, a payment and card services company, from March 2019 to December 2021. Ms. Reich also served as Chief Risk Officer and Chief Data Scientist at Credibly, a fintech lending platform, from September 2014 to February 2019. She has been an advisor to Clara, a Latin American financial services company, since March 2022. She served on the Experian Financial Services Advisory Council from 2016 to December 2021. Ms. Reich holds a bachelor’s degree in economics from the Massachusetts Institute of Technology.

There is no arrangement or understanding between Ms. Reich and any other persons pursuant to which Ms. Reich was selected as a director. Ms. Reich has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Reich will also enter into the Company’s standard form of Indemnification Agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on November 15, 2019 (File No. 333-234730).

In addition, on June 21, 2022, Colleen Taylor notified the Board of her intent to resign from the Board the Audit Committee and the Risk and Compliance Committee, in each case effective as of June 30, 2022. Ms. Taylor’s resignation was not a result of any disagreement with the Company over any of its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILL.COM HOLDINGS, INC.

Date: June 27, 2022	By:	/s/ Raj Aji
Raj Aji
Chief Legal Officer, Chief Compliance Officer and Secretary